Exhibit 99.2

EXECUTION VERSION

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”) dated May 4, 2015, is made by and among the entities listed on Schedule A (collectively, the “L&B and Orange Group”, and each, individually, a “member” of the L&B and Orange Group), and The Macerich Company, a Maryland corporation (the “Company”).

WHEREAS, the L&B and Orange Group filed a Preliminary Proxy Statement filed on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2015 (the “Preliminary Proxy Statement”), pursuant to which the L&B and Orange Group proposed to solicit votes for four nominees for election to the Company’s Board of Directors (the “Board”) at the 2015 annual meeting of stockholders of the Company (the “2015 Annual Meeting”); and

WHEREAS, the Company and the L&B and Orange Group each desire to avoid a contested election at the 2015 Annual Meeting and, in lieu thereof, the Board of the Company desires to (i) elect the Designees (as defined below) to the Board, (ii) subject to the terms hereof, de-classify the Board and (iii) redeem the Rights (as defined in the Rights Agreement) issued to holders of common stock, par value $0.01, of the Company (the “Common Stock”) pursuant to that certain Rights Agreement, with an effective date as of March 30, 2015 (the “Rights Agreement”), and, in exchange therefor, the L&B and Orange Group desires to refrain from taking certain actions with respect to the Company, in each case, on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Board Nomination.  The Company agrees that John Alschuler and Steven R. Hash, or if they are unable to serve for any reason, one or two, as applicable, other new independent directors identified by the Company and reasonably acceptable to the L&B and Orange Group (the “Designees”) will be nominated by the Company for election to the Board at the 2015 Annual Meeting.  If requested, upon reasonable notice, the Company shall make the Designees reasonably available for discussion with the L&B and Orange Group.  The Company agrees to recommend a vote “for” the Designees and to solicit the Company’s stockholders to vote for the Designees in the same manner as other nominees of the Company standing for election to the Board.  The L&B and Orange Group shall vote all their shares of Common Stock in favor of the Designees and the other Company nominees set forth in the preliminary proxy statement filed on Schedule 14A with the SEC on April 21, 2015 for election at the 2015 Annual Meeting and in favor of all other proposals before the 2015 Annual Meeting in accordance with the Board’s recommendations as set forth in the preliminary proxy statement filed on Schedule 14A with the SEC on April 21, 2015.

2.             De-classification of Board.  Subject to compliance by the L&B and Orange Group with the terms and conditions of this Agreement, the Company covenants and agrees that the Board will be de-classified no later than immediately after the 2016 annual meeting of stockholders of the Company. The Company will use its reasonable best efforts to take such steps as would be necessary, including having directors resign and the vacancies created thereby filled with such resigning directors, in order to facilitate such de-classification.

3.             Redemption of Rights.  Subject to compliance by the L&B and Orange Group with the terms and conditions of this Agreement, the Company covenants and agrees that the Rights (as defined in the Rights Agreement) issued to holders of Common Stock pursuant to the Rights Agreement will be redeemed as promptly as practicable after the execution of this Agreement.

4.             Standstill.  Each member of the L&B and Orange Group agrees that, during the Covered Period (unless specifically requested in writing by the Company, acting through a resolution of the Board approved by a majority of the Company’s directors), it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and each other Person listed as a Participant in the Preliminary Proxy Statement (collectively and individually, the “L&B and Orange Affiliates”), not to, directly or indirectly, in any manner, alone or in concert with others:

(a)           (i) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) or consents to vote, or (ii) seek to advise, encourage or influence any person with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) for the election of individuals to the Board or to approve stockholder proposals, or (iii) become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than (A) a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting or (B) voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement), or (iv) make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 of the Exchange Act or otherwise);

(b)           (i) form, join, encourage, influence, advise or in any way participate in any Group (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not L&B and Orange Affiliates with respect to any securities of the Company or (ii) otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or (iii) subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly set forth in this Agreement, other than, with respect to clauses (ii) and (iii), a voting trust, arrangement or similar agreement solely among L&B and Orange Affiliates;

(c)           acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in the L&B and Orange Group (together with the L&B and Orange Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in 5% or more in the aggregate of any class of securities of the Company outstanding at such time;

(d)           other than through open market broker sale transactions where the identity of the purchaser is unknown, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by the L&B and Orange Group or any L&B and Orange Affiliate to any person or entity not (i) a party to this agreement, (ii) a member of the Board, (iii) an officer of the Company or (iv) a L&B and Orange Affiliate (each, a “Third Party”) that would knowingly result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time, except in a transaction approved by the Board;

(e)           (i) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”) other than an Extraordinary Transaction approved by the Board; provided that nothing herein this paragraph (d) shall preclude or prohibit any Person from tendering into a tender or exchange offer or voting his securities, or (ii) make any public statement with respect to an Extraordinary Transaction;

(f)            (i) call or seek to call any meeting of stockholders, including by written consent, (ii) seek representation on, or nominate any candidate to, the Board, except as expressly set forth herein, (iii) seek the removal of any member of the Board, (iv) solicit consents from stockholders or otherwise act or seek to act by written consent, conduct a referendum of stockholders, or (v) make a request for any stockholder list or other Company books and records, whether pursuant to Rule 14d-5 or Rule 14a-7 of the Exchange Act, Section 2-512 or Section 2-513 of the MGCL, or otherwise;

(g)           take any public action in support of or make any public proposal or request that constitutes or relates to: (i) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (ii) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs  and practices or dividend policy of the Company; (iii) any other material change in the Company’s management, business or corporate structure; (iv) seeking to have the Company waive or make amendments or modifications to the Company’s charter or Bylaws, or other actions that may impede or facilitate the acquisition of control of the Company by any person; (v) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (vi) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(h)           make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;

(i)            enter into any discussions, negotiations, agreements, or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;

(j)            request, directly or indirectly, any amendment or waiver of the foregoing in a manner in which such request would require public disclosure pursuant to applicable law, rule or regulation; or

(k)           authorize, commit to or agree in writing or otherwise to do anything prohibited in this Section 4.

Notwithstanding anything in this Agreement to the contrary, the foregoing provisions of this Section 4 shall not be deemed to prohibit the L&B and Orange Group or its directors, officers, partners, employees, members or agents (acting in such capacity) from communicating privately with the Company’s directors or officers so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.  The provisions set forth in this Section 4 are effective as of the date hereof and shall remain in full force and effect for the period (the “Covered Period”) commencing on the date hereof and ending on the earlier of (i) July 15, 2016, (ii) the date that is 30 days prior to the first day of the earliest advance notice window for nominating individuals for election to the Board or proposing other business to be considered by the Company’s stockholders at the 2016 annual meeting of stockholders; and (iii) the date that is 14 days after the date, if any, that the L&B and Orange Group provides written notice in good faith to the Company that the Company has materially breached any of its commitments or obligations under this Agreement (specifying the relevant acts in such written notice), except that if such material breach can be cured, the Company shall have 14 days after the date of such written notice within which to cure its material breach and this clause (iii) shall not apply in the event of such cure.

5.             Compliance by the L&B and Orange Affiliates.  The L&B and Orange Group acknowledges and agrees that it is liable for compliance with the terms of this Agreement by all members of the L&B and Orange Group and each L&B and Orange Affiliate, and the L&B and Orange Group covenants and agrees to cause each member of the L&B and Orange Group and each L&B and Orange Affiliate to strictly comply with the terms of this Agreement as if they were themselves subject to the obligations of the L&B and Orange Group herein.

6.             Representations of the Company.  The Company represents and warrants as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both could constitute such breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

7.             Representations of the L&B and Orange Group.  The L&B and Orange Group, jointly and severally, represent and warrant as follows: (a) the L&B and Orange Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by the L&B and Orange Group, constitutes a valid and binding obligation and agreement of the L&B and Orange Group and is enforceable against the L&B and Orange Group in accordance with its terms; (c) the execution, delivery and performance of this Agreement by the L&B and Orange Group does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the L&B and Orange Group or (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both could constitute such breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the L&B and Orange Group is a party or by which it is bound; and (d) the L&B and Orange Group, together with the L&B and Orange Affiliates, beneficially owns, directly or indirectly, as of the date hereof, an aggregate of 1,138,534 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by the L&B and Orange Group and the L&B and Orange Affiliates or in which the L&B and Orange Group or the L&B and Orange Affiliates have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise.

8.             Public Announcement and SEC Filing.

(a)           The Company may, in its sole discretion, file a Form 8-K reporting entry into this Agreement (the “Form 8-K”) and appending or incorporating by reference this Agreement as an exhibit thereto.

(b)           Upon entering into this Agreement, the L&B and Orange Group and the Company will issue a joint press release in the form attached hereto as Schedule B.  Neither the Company nor the L&B and Orange Group shall make, at any time during the Covered Period, any public announcement or statement with respect to the other party inconsistent with any statement contained in Schedule B, except with the prior written consent of the Company (in the case of a press release or public announcement by the L&B and Orange Group) or the L&B and Orange Group (in the case of a press release or public announcement by the Company) or as required by applicable legal process, subpoena, law, the rules of any stock exchange, or legal requirement (including the federal securities laws) or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

9.             Miscellaneous.  The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages.  Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking relief.  Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief.  Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to challenge, deny or defeat such personal jurisdiction or venue in such court (including in reliance on the doctrine of forum non conveniens) by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 14 hereof or as otherwise provided by applicable law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

10.          Expenses.  Except as otherwise provided in this Section 10, all fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.  Notwithstanding the foregoing, the Company agrees to reimburse the L&B and Orange Group for its documented out-of-pocket costs and expenses incurred on or prior to the date hereof in connection with this Agreement, the Preliminary Proxy Statement, the Actions (as defined in Section 12) and all other matters related thereto in an amount not to exceed $1,100,000.

11.          Non-Disparagement.  Until the earlier of (a) the expiration of the Covered Period and (b) such time as the Company (in the case of any party that is a member of the L&B and Orange Group) or any member of the L&B and Orange Group (in the case of the party that is the Company), or any of the Company’s or any member of the L&B and Group’s agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall have breached this Section 11, none of the parties to this Agreement shall make any public statement or public announcement that constitutes an ad hominem attack on or otherwise disparages or cause to be disparaged (i) any of the proposals described in this Agreement or (ii) any other party to this Agreement or any of their respective current or former officers or directors.  Nothing in this Section 11 shall be deemed to prevent either the Company or any member of the L&B and Orange Group from complying with its respective disclosure obligations under applicable law, legal process, subpoena, law, the rules of any stock exchange, or legal requirement or as part of a response to a request for information from any governmental authority with jurisdiction over the party from whom information is sought.

12.          Release.

(a)           By the close of the court on the court day following the effective date of this Agreement the L&B and Orange Group shall cause to be dismissed with prejudice the litigation entitled Land & Buildings Capital Growth Fund, L.P., et al. v. Arthur M. Coppola, et al., Case No. 24-C-15-001842 (Baltimore City Circuit Court) and the Company shall cause to be dismissed with prejudice the litigation entitled The Macerich Company v. Land & Buildings Capital Growth Fund, Case No.:  24-C-15-001843 (Baltimore City Circuit Court) (collectively, the “Actions”).

(b)           Except for the rights provided in this Agreement, the L&B and Orange Group, on its behalf and on behalf of the L&B and Orange Affiliates (the “L&B and Orange Group Releasing Parties”), hereby releases and forever discharges the Company and its employees, officers, directors, representatives, agents, subsidiaries, parents, affiliates, predecessors, successors, assignees, attorneys, and professionals (the “Company Released Parties”) of and from any and all actions, causes of action, claims, demands, liabilities, obligations, fees, costs, sanctions, proceedings and/or rights of any nature and description whatsoever, liquidated or unliquidated, known or unknown, in law or in equity, whether sounding in tort, intentional tort, contract, fraud, concealment, breach of statute, or conspiracy, whether or not concealed or hidden, that any of the L&B and Orange Group Releasing Parties ever had, now have, or may in the future have against the Company Released Parties, or any of them, by reason of any act or omission, in conduct or word, from the beginning of time up to and including the date the L&B and Orange Group executes this Agreement, including, without limitation, any claims that were brought or could have been brought in the Actions. The L&B and Orange Group Releasing Parties expressly covenant and agree forever to refrain from bringing any suit or proceeding against any of the Company Released Parties for any claim released herein.

(c)           Except for the rights provided in this Agreement, Company and its employees, officers, directors, representatives, agents, subsidiaries, parents, affiliates, predecessors, successors, assignees, attorneys, and professionals (the “Company Releasing Parties”), hereby releases and forever discharges the L&B and Orange Group and the L&B and Orange Affiliates (the “L&B and Orange Group Released Parties”) of and from any and all actions, causes of action, claims, demands, liabilities, obligations, fees, costs, sanctions, proceedings and/or rights of any nature and description whatsoever, liquidated or unliquidated, known or unknown, in law or in equity, whether sounding in tort, intentional tort, contract, fraud, concealment, breach of statute, or conspiracy, whether or not concealed or hidden, that any of the Company Releasing Parties ever had, now have, or may in the future have against the L&B and Orange Group Released Parties, or any of them, by reason of any act or omission, in conduct or word, from the beginning of time up to and including the date the Company executes this Agreement, including, without limitation, any claims that were brought or could have been brought in the Actions. The Company Releasing Parties expressly covenant and agree forever to refrain from bringing any suit or proceeding against any of the L&B and Orange Group Released Parties for any claim released herein.

(d)           With respect to any and all claims released in this Section 12, the L&B and Orange Group Releasing Parties and the Company Releasing Parties stipulate and agree that, upon the effective date of this Agreement, they shall expressly be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of California Civil Code §1542, as well as the provisions, rights and benefits conferred by any law of any state or territory of the United States, by federal law, or by any state or federal regulation or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM  OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(e)           The L&B and Orange Group Releasing Parties and the Company Releasing Parties further stipulate and agree that each of them may hereafter discover facts other than or different from those that it knows or believes to be true, but hereby expressly waives and fully, finally and forever settles and releases any known or unknown, suspected or unsuspected, contingent or non-contingent claims without regard to the subsequent discovery or existence of such other or different facts. The L&B and Orange Group Releasing Parties and the Company Releasing Parties each acknowledge that the foregoing waiver was separately bargained for and is a key element of this Agreement.

13.          Entire Agreement; Amendment.  This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.  This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective.  No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

14.          Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this subsection, or (b) if given by e-mail, when such e-mail is  transmitted to the e-mail address set forth below and the appropriate confirmation is received:

if to the Company:	The Macerich Company
401 Wilshire Boulevard, Suite 700
Santa Monica, CA 90401
Attention: Thomas J. Leanse, Senior Executive Vice President, Chief Legal Officer and Secretary
e-mail: Thomas.Leanse@macerich.com

with a copy to (which shall not constitute notice):

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
Attention: Ettore A. Santucci
e-mail: esantucci@goodwinprocter.com

if to the L&B and Orange Group:	Land & Buildings Investment Management, LLC
1 Landmark Square, 7th Floor
Greenwich, CT 06901
Attention: Jonathan Litt
e-mail: jonathan.litt@landandbuildings.com

with a copy to (which shall not constitute notice):

Orange Capital, LLC
1370 Avenue of the Americas, 23rd Floor
New York, NY 10019
Attention: Daniel Lewis
e-mail: dlewis@orangecap.com

and with a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention: Michael Swartz
Email: michael.swartz@srz.com

15.          Severability.  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

16.          Counterparts.  This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

17.          No Third Party Beneficiaries; Assignment.  This Agreement is solely for the benefit of the parties hereto and is not binding upon or enforceable by any other persons.  No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void.  Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.

 [Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Cooperation Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

THE MACERICH COMPANY

By:	/s/ Thomas J. Leanse
Name: Thomas J. Leanse
Title: Senior Executive Vice President, Chief Legal Officer and Secretary

[Signature Page to Cooperation Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Cooperation Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P.

By: Land & Buildings Investment Management, LLC

By:	/s/ Jonathan Litt
Name: Jonathan Litt
Title: Founder

LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC

By:	/s/ Jonathan Litt
Name: Jonathan Litt
Title: Founder

ORANGE CAPITAL MASTER I, LTD.

By: Orange Capital, LLC, its general partner

By:	/s/ Russell Hoffman
Name: Russell Hoffman
Title: Member

ORANGE CAPITAL, LLC

By:	/s/ Daniel Lewis
Name: Daniel Lewis
Title: Managing Member

[Signature Page to Cooperation Agreement]

Schedule A

Members of the L&B and Orange Group

Land & Buildings Capital Growth Fund, L.P.

Land & Buildings Investment Management, LLC

Orange Capital, LLC

Orange Capital Master I, Ltd.

Schedule B

Joint Press Release

Attached.